EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2019 McDermott International, Inc. Long-Term Incentive Plan of our reports dated February 25, 2019, with respect to the consolidated financial statements of McDermott International, Inc. and the effectiveness of internal control over financial reporting of McDermott International, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Houston, Texas
April 29, 2019

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